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                                                                     Exhibit 23

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-92504, No. 33-44505 and No. 33-25753) pertaining to the 1994
Nonemployee Director Stock Option Plan, the 1989 Stock Option Plan and the 1985 Stock Option Plan, respectively, of Defiance, Inc. of our report dated July 30, 1996, with respect to the consolidated financial statements and schedule of Defiance, Inc. for the year ended June 30, 1996, included in the Annual Report (Form 10-K) for the year ended June 30, 1996.


                                                Ernst & Young LLP

Cleveland, Ohio
August 26, 1996